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                                                      EXHIBIT 10.16

                               MIH LIMITED


                          STOCK OPTION AGREEMENT
                      (DIRECTOR'S STOCK OPTION PLAN)

     THIS AGREEMENT is entered into as of the 4th day of October 1999, between MIH LIMITED, a company incorporated in the British Virgin Islands (the "Company"), and _________________ (the "Participant").

                                RECITALS


     A. The Board of Directors of the Company (the "Board") has established the Company's Director's Stock Option Plan (the "Plan") in order to provide certain directors of the Company with a favorable opportunity to acquire shares of the Company's Class A Ordinary Shares ("Stock").

     B. The Participant is a Participating Director as contemplated by the Plan and it is in the best interests of the Company and its stockholders to grant the option described in this Agreement to the Participant as an inducement to remain in the service of the Company and represent shareholder interests by overseeing the general operations of the Company and as an incentive for promoting efforts during such service.

     NOW, THEREFORE, it is agreed as follows:

     1. DEFINITIONS AND INCORPORATION. Unless otherwise defined herein or the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings given to such terms in the Plan. The terms, conditions and limitations set out in the Plan are hereby incorporated in and made a part of this Agreement as if fully set out herein. The Participant hereby acknowledges that he or she has received a copy of the Plan.

     2. GRANT OF OPTION. Pursuant to the Plan, the Company hereby grants to the Participant as of the date hereof the option to purchase all or any part of an aggregate of 20,000 (twenty thousand) shares of Stock (the "Option"), subject to adjustment in accordance with Section 8 of the Plan. The Option is not intended to qualify as an incentive stock option under the US Internal Revenue Code of 1986, as amended.

     3. OPTION PRICE. The price to be paid for Stock upon exercise of the Option or any part thereof shall be US$28.75 per share (the "Exercise Price").


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     4.   RIGHT TO EXERCISE. Subject to the conditions set out in this
Agreement, the right to exercise the Option shall accrue in accordance with
Schedule 1 attached hereto and hereby made a part hereof.

     5. EARLY TERMINATION OF SERVICE. Notwithstanding any other provision of this Agreement, including Section 8 or Section 9 hereof, no portion of the Option may be exercised until six months from the date hereof.

     6. SECURITIES LAW REQUIREMENTS. No part of the Option shall be exercised if legal counsel to the Company determines that any applicable registration requirement under the US Securities Act of 1933 (the "Securities Act") or any other applicable requirement of Federal or state law has not been met.

     7. TERM OF OPTION. The Option shall terminate in any event on the earliest of (a) 4th October, 2009, at 23h59 (Central European Time), (b) the expiration of the period described in Clause 8 below or (c) the expiration of the period described in Clause 9 below.

     8. EXERCISE FOLLOWING CESSATION OF SERVICE. If the Participant's service with the Company ceases for any reason whatever, whether voluntarily or involuntarily, with or without cause, other than death, Disability or Normal Board Retirement, the Option (to the extent it has not previously been exercised and is exercisable at the time of cessation) may be exercised within (3) months after the date of such cessation or until the expiration of the stated term of the Option, whichever period is shorter. If the Participant dies or suffers a Disability within the three (3) month period, the Option shall remain exercisable (to the extent it has not previously been exercised and is exercisable at the time of the death or Disability) for one
(1) year after the death or Disability or until the expiration of the stated term of the Option, whichever period is shorter. In case of death, the exercise may be made by the Participant's designated beneficiary or, if no such beneficiary has been designated, by the Participant's estate or by the person or persons who acquire the right to exercise it by bequest or inheritance provided that such person consents in writing to abide by and be subject to the terms of the Plan and this Agreement and such writing is delivered to the Company.

     9. EXERCISE FOLLOWING, DISABILITY OR NORMAL BOARD RETIREMENT. If the Participant's service with the Company ceases by reason of the Participant's death, Disability or Normal Board Retirement, the right to exercise the Option shall immediately accrue in full and the Option shall, subject to Clause 5 above, be exercisable for three (3) years after the date of cessation or until the expiration of the stated term of the Option, whichever period is shorter. If the Participant dies or suffers a Disability within the three (3) year period following Normal Board Retirement, the Option shall remain fully exercisable for three (3) years after the death or Disability or until the expiration of the stated term of the Option, whichever period is shorter. In case of death, the exercise may be made by the Participant's designated beneficiary or, if no such beneficiary has been designated, by the Participant's estate or by the person or persons who acquire the right to exercise it by bequest or inheritance provided that such person consents in writing to abide by and be subject to the terms of the Plan and this Agreement and such writing is delivered to the Company.

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     10.   TIME OF CESSATION OF SERVICE. For the purposes of this Agreement, the Participant's service shall be deemed to have ceased on the earlier of -

     (a) the date when the Participant's service in fact ceased; or

     (b) except in the case of Normal Board Retirement, the date when the Participant gave or received written notice that his or her service is to cease.

     11. NON-TRANSFERABILITY. The Option shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative and shall be non-transferable, except that the Participant may transfer all or any part of the Option by will or by the laws of inheritance. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Participant's rights under this Agreement to terminate.

     12. EFFECT OF EXERCISE. Upon exercise of all or any part of the Option, the number of shares of Stock subject to the Option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     13. EXERCISE OF OPTION. The Option may be exercised by delivering to the Company -

     (a) written notice of exercise in substantially the form prescribed from time to time by the Administrator; and

     (b) full payment of the Exercise Price for each share of Stock purchased under the Option.

     Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Participant, such notice shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option. The Purchase Price shall be payable -

     (i)   In U.S. dollars in cash (by cheque);

     (ii) by delivery of shares of Stock registered in the name of the Participant having a Fair Market Value at the time of exercise equal to the amount of the Purchase Price;

     (iii) any combination of the payment of cash and the delivery of Stock;
           or

     (iv) as otherwise approved by the Administrator in its sole and absolute discretion.

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     14.   WITHHOLDING TAXES. The Company may require the Participant to deliver payment, upon exercise of the Option, of all withholding taxes (in addition to the Purchase Price) with respect to the difference between the Purchase Price and the Fair Market Value of the Stock acquired upon exercise, which payment shall be made-

     (a) in cash;

     (b) upon written approval from the Administrator, by delivery of shares of Stock registered in the name of the Participant, or by the Company not issuing such number of shares of the Stock subject to the Option, having a Fair Market Value at the time of exercise in the amount to be withheld; or

     (c) upon written approval from the Administrator, any combination of (a) and (b) above.

     15. ISSUE OF SHARES. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and non-assessable and shall be issued in the name of such person. However, on request by the Participant to the Company, such shares may be issued in the names of the Participant and his or her spouse or in the name of such trust or corporation as may be stipulated in writing to the Company by the Participant.

     16. RIGHTS AS SHAREHOLDER. Neither the Participant nor any other person entitled to exercise the Option shall have any rights as a shareholder of the Company with respect to the Stock subject to the Option until a certificate for such shares has been issued to him or her following the exercise of the Option.

     17. LOCK-UP. In the event that the Company files a registration statement with respect to an underwritten public offering under the US Securities Act in which any class of the Company's equity securities is to be offered, the Participant shall not effect any public sale or distribution of any shares of the Stock or any of the Company's other equity securities, or of any securities convertible into, or exchangeable or exercisable for, such securities, during the period beginning ninety (90) days prior to the filing of such registration statement with the US Securities and Exchange Commission and ending on such date after such registration statement has become effective as shall be specified by the managing underwriter of such public offering, not to exceed 180 days from the close of the offering.

     18. NOTICES. Any notice to the Company contemplated by this Agreement shall be addressed to it, care of MIH Limited, Jupiterstraat 13-15, 2132 HP Hoofddorp, The Netherlands, or such other address as the Company may specify in a notice to the Participant; and any notice to the Participant shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as

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he or she may hereafter designate in writing. Notice shall be deemed to have been given upon receipt or, if sooner, eight (8) days after such notice has been deposited, postage prepaid, registered air mail, addressed to the address specified in the immediately preceding sentence.

     19. INTERPRETATION. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Administrator, and the Administrator's determinations shall be conclusive and binding on all interested persons.

     20. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws (not the law of choice of laws) of the Island of Jersey.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                      MIH LIMITED

                                      BY_____________________________________
                                         AN AUTHORIZED OFFICER


                                        _____________________________________
                                         PARTICIPANT


                                        _____________________________________
                                         (PLEASE PRINT PARTICIPANT'S NAME)


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                                     SCHEDULE 1

                                 RIGHT TO EXERCISE

     Subject to the conditions set out in this Agreement, the right to exercise the Option shall accrue as follows:

    (i) a maximum of 25% of the Stock subject to the Option at any time after the expiry of one year after the effective date of this Agreement;

    (ii) a maximum of 50% of the Stock subject to the Option at any time after the expiry of two years after the effective date of this Agreement;

    (iii) a maximum of 75% of the Stock subject to the Option after the expiry of three years after the effective date of this Agreement,

    (iv) the balance of the Stock subject to the Option after the expiry of four years after the effective date of this Agreement,


    provided that the Administrator may in its sole and absolute discretion permit the earlier exercise of the whole or any part of the Option.